Exhibit 99.3

AMEDISYS, INC. AND SUBSIDIARIES

Contents

Unaudited Pro Forma Consolidated and Combined Financial Statements	1

Unaudited Pro Forma Consolidated and Combined Balance Sheet	2

Unaudited Pro Forma Consolidated and Combined Statement of Operations	3

Notes to the Unaudited Pro Forma Consolidated and Combined Financial Statements	4-9

Unaudited Pro Forma Consolidated and Combined Financial Statements

On February 1, 2019, Amedisys, Inc. (the “Company”) and Amedisys Hospice, L.L.C., a wholly-owned subsidiary of the Company (“Amedisys Hospice”), acquired all of the issued and outstanding equity interests in Compassionate Care Hospice Group, Inc. and its subsidiaries (collectively, “CCH”) pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) entered into on October 9, 2018 among the Company and Amedisys Hospice and Milton Heching and the Heching 2012 Exempt Irrevocable Trust, as Sellers, (the “CCH Acquisition”).

The unaudited pro forma consolidated and combined balance sheet as of December 31, 2018 has been prepared as if the CCH Acquisition had occurred on such date and combines Amedisys, Inc.’s audited historical balance sheet as of December 31, 2018 with CCH’s unaudited consolidated and combined balance sheet as of September 30, 2018. The unaudited pro forma consolidated and combined statement of operations for the year ended December 31, 2018 has been prepared as if the CCH Acquisition had occurred on January 1, 2018 and combines Amedisys, Inc.’s historical results for the year ended December 31, 2018 with CCH’s historical results for the twelve-months ended September 30, 2018.

The historical consolidated financial information of Amedisys, Inc. and CCH have been adjusted in the unaudited pro forma consolidated and combined financial statements to give effect to pro forma events that are (i) directly attributable to the CCH Acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma consolidated and combined financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma consolidated and combined financial information was based on and should be read in conjuntion with the following:

•

The historical audited consolidated financial statements as of and for the year ended December 31, 2018 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Amedisys, Inc. included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2019;

•

The historical audited consolidated and combined financial statements of Compassionate Care Hospice Group, Inc. and Subsidiaries and Affiliates as of and for the years ended December 31, 2017 and 2016 included as Exhibit 99.1 to this Current Report on Form 8-K/A; and

•

The historical unaudited condensed consolidated and combined financial statements of Compassionate Care Hospice Group, Inc. and Subsidiaries and Affiliates as of September 30, 2018 and for the nine-month periods ended September 30, 2018 and 2017 included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The historical audited and unaudited financial statements included in Exhibits 99.1 and 99.2 include Compassionate Care Hospice Group, Inc., its wholly-owned subsidiaries and affiliates, which are listed in Note 2 to the historical financial statements. One of the affiliates, Compassionate Care Hospice of New York, LLC (“CCH NY”), was not acquired by the Company. The unaudited pro forma consolidated and combined financial statements include adjustments to remove CCH NY from the historical financial statements.

The unaudited pro forma consolidated and combined financial statements are provided for information purposes only and are not intended to represent or be indicative of what the actual combined results of operations or the combined financial position of Amedisys, Inc. would have been had the CCH Acquisition been completed as of the dates presented. In addition, the unaudited consolidated and combined financial information does not purport to project the future financial position or operating results of Amedisys, Inc. nor does it reflect any operational efficiencies that may have been achieved if the acquisition had occurred on January 1, 2018 or December 31, 2018.

The unaudited pro forma consolidated and combined financial statements have been prepared using the acquisition method of accounting which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. We believe the fair values assigned to the assets acquired and the liabilities assumed, as reflected in the pro forma financial statements, are based on reasonable assumptions; however, all components of the purchase price allocation are considered preliminary and are subject to change as the Company finalizes the valuations of the assets acquired and liabilities assumed.

AMEDISYS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED BALANCE SHEET

(Amounts in thousands)

	As of December 31, 2018
	Amedisys, Inc.	CCH including CCH NY (Note 2)	CCH NY (a)	Pro Forma Adjustments		Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$20,229	$13,675	$—	$(12,176	)(b)	$21,728
Patient accounts receivable	188,972	35,650	(1,300)	—		223,322
Prepaid expenses	7,568	767	(10)	—		8,325
Other current assets	7,349	233	(16)	—		7,566

Total current assets	224,118	50,325	(1,326)	(12,176)		260,941
Property and equipment, net	29,449	224	—	—		29,673
Goodwill	329,480	350	—	302,845	(c)	632,675
Intangible assets, net	44,132	—	—	18,785	(d)	62,917
Deferred income taxes	35,794	—	—	—		35,794
Other assets	54,145	—	—	—		54,145

Total assets	$717,118	$50,899	$(1,326)	$309,454		$1,076,145

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$28,531	$10,556	$(499)	$—		$38,588
Payroll and employee benefits	92,858	5,159	(226)	5,369	(e)	103,160
Accrued expenses	99,475	10,977	(1,674)	320	(f)	109,098
Current portion of long-term obligations	1,612	—	—	—		1,612

Total current liabilities	222,476	26,692	(2,399)	5,689		252,458
Deferred income taxes	—	171	—	(171	)(g)	—
Long-term obligations, less current portion	5,775	—	—	329,153	(h)	334,928
Other long-term obligations	6,234	—	—	—		6,234

Total liabilities	234,485	26,863	(2,399)	334,671		593,620

Equity:
Preferred stock	—	—	—	—		—
Common stock	36	1	—	(1	)(i)	36
Additional paid-in capital	603,666	—	—	—		603,666
Treasury stock, at cost	(241,685)	—	—	—		(241,685)
Accumulated other comprehensive income	15	—	—	—		15
Retained earnings	119,550	25,855	2,492	(28,455	)(i)	119,442

Total Amedisys, Inc. stockholders’ equity	481,582	25,856	2,492	(28,456)		481,474
Noncontrolling interests	1,051	(1,820)	(1,419)	3,239	(i)	1,051

Total equity	482,633	24,036	1,073	(25,217)		482,525

Total liabilities and equity	$717,118	$50,899	$(1,326)	$309,454		$1,076,145

See accompanying notes to the unaudited pro forma consolidated and combined financial statements.

AMEDISYS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

	For the Year Ended December 31, 2018
	Amedisys, Inc.	CCH including CCH NY (Note 2)	CCH NY (a)	Pro Forma Adjustments		Combined Pro Forma
Net service revenue	$1,662,578	$207,318	$(9,355)	$(8,066	)(b)	$1,852,475
Cost of service, excluding depreciation and amortization	992,863	117,792	(5,218)	—		1,105,437
General and administrative expenses:
Salaries and benefits	316,522	34,781	(1,610)	—		349,693
Non-cash compensation	17,887	—	—	—		17,887
Other	166,897	27,769	(1,367)	(9,002	)(c)	184,297
Depreciation and amortization	13,261	72	—	5,033	(d)	18,366

Operating expenses	1,507,430	180,414	(8,195)	(3,969)		1,675,680

Operating income	155,148	26,904	(1,160)	(4,097)		176,795
Other income (expense):
Interest income	278	69	—	—		347
Interest expense	(7,370)	(192)	60	(13,369	)(e)	(20,871)
Equity in earnings from equity method investments	7,692	—	—	—		7,692
Miscellaneous, net	3,240	—	—	—		3,240

Total other income (expense), net	3,840	(123)	60	(13,369)		(9,592)

Income before income taxes	158,988	26,781	(1,100)	(17,466)		167,203
Income tax expense	(38,859)	(824)	—	(1,312	)(f)	(40,995)

Net income (loss)	120,129	25,957	(1,100)	(18,778)		126,208
Net income attributable to noncontrolling interests	(783)	(1,233)	1,100	133	(g)	(783)

Net income (loss) attributable to Amedisys, Inc.	$119,346	$24,724	$—	$(18,645)		$125,425

Basic earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$3.64					$3.82
Weighted average shares outstanding	32,791					32,791
Diluted earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$3.55					$3.73
Weighted average shares outstanding	33,609					33,609

See accompanying notes to the unaudited pro forma consolidated and combined financial statements.

AMEDISYS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

1. Description of Transaction

On February 1, 2019, Amedisys, Inc. (the “Company”) and Amedisys Hospice, L.L.C., a wholly-owned subsidiary of the Company (“Amedisys Hospice”), completed the acquisition of all of the issued and outstanding equity interests in Compassionate Care Hospice Group, Inc. and its subsidiaries (collectively “CCH”) pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) entered into on October 9, 2018 among the Company and Amedisys Hospice and Milton Heching and the Heching 2012 Exempt Irrevocable Trust, as Sellers, for a base purchase price of $340 million (which purchase price was subject to customary purchase price adjustments based on the amount of cash of the acquired companies as of the closing as well as certain tax payments owed by CCH) (the “CCH Acquisition”). A portion of the purchase price was paid by the issuance of a one business day promissory note, which the Company paid off in full on February 4, 2019 pursuant to the proceeds from the Term Loan Facility advanced under the Company’s Amended Credit Agreement.

2. Basis of Presentation

The unaudited pro forma consolidated and combined balance sheet as of December 31, 2018 and the unaudited pro forma consolidated and combined statement of operations for the year ended December 31, 2018 are based on the historical financial statements of the Company after giving effect to the Company’s acquisition of CCH and the assumptions and adjustments described in the notes herein. The unaudited pro forma consolidated and combined balance sheet as of December 31, 2018 is presented as if the acquisition occurred on December 31, 2018 and combines Amedisys, Inc.’s audited historical balance sheet as of December 31, 2018 with CCH’s unaudited consolidated and combined balance sheet as of September 30, 2018. The unaudited pro forma consolidated and combined statement of operations for the year ended December 31, 2018 is presented as if the acquisition occurred on January 1, 2018 and combines Amedisys, Inc.’s historical results for the year ended December 31, 2018 with CCH’s historical results for the twelve-months ended September 30, 2018.

The unaudited pro forma consolidated and combined financial statements are not intended to represent or be indicative of the results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of the Company. The unaudited pro forma consolidated and combined financial statements, including the notes thereto, do not reflect any potential operating synergies that the Company may achieve with respect to the combined companies. The unaudited pro forma consolidated and combined financial statements and notes thereto should be read in conjunction with the historical financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (“SEC”) on February 28, 2019, and in conjunction with the historical financial statements of CCH as presented in Exhibits 99.1 and 99.2 of this Form 8-K/A.

The historical audited and unaudited financial statements of CCH include Compassionate Care Hospice Group, Inc., its wholly-owned subsidiaries and affiliates, which are listed in Note 2 to the historical financial statements. One of the affiliates, Compassionate Care Hospice of New York, LLC (“CCH NY”), was not acquired by the Company. The unaudited pro forma consolidated and combined financial statements include adjustments to remove CCH NY from the historical financial statements.

The tax rate used for the CCH pro forma financial information is the Company’s statutory tax rate of 26.0%, which will likely vary from the actual effective tax rate in periods subsequent to completion of the pro forma events.

The unaudited pro forma consolidated and combined financial statements have been prepared using the acquisition method of accounting which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. We believe the fair values assigned to the assets acquired and the liabilities assumed, as reflected in the pro forma financial statements, are based on reasonable assumptions; however, all components of the purchase price allocation are considered preliminary and are subject to change as the Company finalizes the valuations of the assets acquired and liabilities assumed.

AMEDISYS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

3. Accounting Policies

Based on the Company’s review of CCH’s significant accounting policies, the following pro forma adjustments are necessary to conform CCH’s accounting policies to the Company’s accounting policies.

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date (collectively, “ASC 606”) on a full retrospective basis. The pro forma financial statements assume that CCH also adopted ASC 606 on January 1, 2018, on a full retrospective basis.

In addition, certain balances from CCH’s historical financial statements were reclassified to conform to the Company’s financial statement presentation. The reclassifications reflected within the “CCH including CCH NY” column of the unaudited pro forma consolidated and combined balance sheet are as follows:

•

The “prepaid expenses and other current assets” line item in CCH’s historical balance sheet was split into two separate line items, “prepaid expenses” and “other current assets,” in the unaudited pro forma consolidated and combined balance sheet. The amounts reclassified are as follows:

Amount (in thousands)
CCH Historical Financial Statements:
Prepaid expenses and other current assets	$1,000
CCH Pro Forma Financial Statements:
Prepaid expenses	$767
Other current assets	233

Total	$1,000

•

The “accounts payable and accrued expenses” line item in CCH’s historical balance sheet was split into two separate line items, “accounts payable” and “accrued expenses,” in the unaudited pro forma consolidated and combined balance sheet. The amounts reclassified are as follows:

Amount (in thousands)
CCH Historical Financial Statements:
Accounts payable and accrued expenses	$11,954
CCH Pro Forma Financial Statements:
Accounts payable	$10,556
Accrued expenses	1,398

Total	$11,954

•

The “self-insured liability” and “accrued salaries, benefits and other payroll liabilities” line items in CCH’s historical balance sheet were combined and included in the “payroll and employee benefits” line item in the unaudited pro forma consolidated and combined balance sheet. The amounts reclassified are as follows:

Amount (in thousands)
CCH Historical Financial Statements:
Self-insured liability	$768
Accrued salaries, benefits and other payroll liabilities	4,391

Total	$5,159

CCH Pro Forma Financial Statements:
Payroll and employee benefits	$5,159

AMEDISYS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

•

The “income tax payable” and “due to third-party payors” line items in CCH’s historical balance sheet were included in the “accrued expenses” line item in the unaudited pro forma consolidated and combined balance sheet. The amounts reclassified are as follows:

Amount (in thousands)
CCH Historical Financial Statements:
Income tax payable	$182
Due to third-party payors	9,397

Total	$9,579

CCH Pro Forma Financial Statements:
Accrued expenses	$9,579

The reclassifications reflected within the “CCH including CCH NY” column of the unaudited pro forma consolidated and combined statement of operations are as follows:

•

The “general and administrative” line item in CCH’s historical consolidated and combined statement of income includes medical insurance and workers compensation insurance expenses as well as other general and administrative expenses.

•

Expenses related to CCH’s self-insured medical insurance plan as well as CCH’s workers’ compensation insurance plan have been reclassified to either “cost of service, excluding depreciation and amortization” or “general and administrative expenses: salaries and benefits” in the unaudited pro forma consolidated and combined statement of operations based on the classification of the employee that the expenses relate to.

•	The remaining expenses have been reclassified to “general and administrative expenses: other” in the unaudited pro forma consolidated and combined statement of operations.

The amounts reclassified are as follows:

Amount (in thousands)
CCH Historical Financial Statements:
General and administrative expenses	$24,362
CCH Pro Forma Financial Statements:
Cost of service, excluding depreciation and amortization	$4,720
General and administrative expenses: salaries and benefits	1,876
General and administrative expenses: other	17,766

Total	$24,362

•

The “salaries and wages” line item in CCH’s historical consolidated and combined statement of income includes salaries and wages for all employees, as well as medical director fees. These amounts have been reclassified to either “cost of service, excluding depreciation and amortization,” “general and administrative expenses: salaries and benefits” or “general and administrative expenses: other” in the unaudited pro forma consolidated and combined statement of operations based on the classification of the employee that the expenses relate to. The amounts reclassified are as follows:

Amount (in thousands)
CCH Historical Financial Statements:
Salaries and wages	$121,973
CCH Pro Forma Financial Statements:
Cost of service, excluding depreciation and amortization	$82,504
General and administrative expenses: salaries and benefits	32,905
General and administrative expenses: other	6,564

Total	$121,973

AMEDISYS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

•

The “supplies and other expenses” line item in CCH’s historical consolidated and combined statement of income has been reclassified to “cost of service, excluding depreciation and amortization” in the unaudited pro forma consolidated and combined statement of operations. The amounts reclassified are as follows:

Amount (in thousands)
CCH Historical Financial Statements:
Supplies and other expenses	$30,568
CCH Pro Forma Financial Statements:
Cost of service, excluding depreciation and amortization	$30,568

•

The “rent expense” line item in CCH’s historical consolidated and combined statement of income has been reclassified to “general and administrative expenses: other” in the unaudited pro forma consolidated and combined statement of operations. The amounts reclassified are as follows:

Amount (in thousands)
CCH Historical Financial Statements:
Rent expense	$3,439
CCH Pro Forma Financial Statements:
General and administrative expenses: other	$3,439

At this time, the Company is not aware of any other differences that would have a material impact on the pro forma financial statements.

4. Preliminary Purchase Price Allocation

The Company’s acquisition of CCH was accounted for using the acquisition method of accounting which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair value as of the acquisition date. The initial purchase consideration paid to acquire CCH was $334.5 million or $327.9 million, net of cash acquired.

The Company is in the process of finalizing its valuation of the assets acquired and liabilities assumed. Based on the Company’s preliminary valuation, the total estimated consideration net of cash acquired of $327.9 million has been allocated to assets acquired and liabilities assumed as of the acquisition date as follows:

Amount (in thousands)
Current assets	$35,324
Property and equipment, net	224
Intangible assets	18,785

Total assets acquired	54,333

Current liabilities	(29,662)

Total liabilities assumed	(29,662)

Net identifiable assets acquired	24,671
Goodwill	303,195

Total consideration transferred	$327,866

5. Pro Forma Adjustments—Balance Sheet

The following pro forma adjustments are included in the unaudited pro forma consolidated and combined balance sheet:

(a) To eliminate assets and liabilities of CCH NY, which was not acquired in the acquisition.

AMEDISYS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(b) To reflect the cash inflows and outflows as a result of the CCH Acquisition, as follows:

Amount (in thousands)
Proceeds from borrowings under Amended Credit Agreement	$330,000
Cash paid to seller/deposited into escrow account at closing	(333,503)
Cash in excess of $6.7 million retained by seller	(7,008)
Payment of transaction costs on behalf of seller	(1,030)
Payment of financing fees	(527)
Payment of Amedisys transaction costs	(108)

Adjustment to cash and cash equivalents	$(12,176)

(c) To reflect changes in goodwill that would have been recognized if the acquisition occurred on December 31, 2018 as follows:

Amount (in thousands)
Eliminate the historical goodwill of CCH	$(350)
Record estimated excess of purchase price over net assets acquired	303,195

Adjustment to goodwill	$302,845

(d) To record the estimated fair value of the intangible assets acquired, which include Medicare licenses, certificates of need, non-compete agreements and trade names. The non-compete agreements and trade names will be amortized over a weighted average period of 2.3 and 2.0 years, respectively.

(e) To record the accrual of retention and change-in-control bonus payments.

(f) To record the accrual of deferred financing fees that were not paid as of closing.

(g) To eliminate the historical deferred tax liability of CCH.

(h) To reflect changes in long-term obligations, less current portion, as follows:

Amount (in thousands)
Borrowings under Amended Credit Agreement to fund acquisition	$330,000
Deferred financing fees associated with additional borrowings	(847)

Adjustment to long-term obligations, less current portion	$329,153

(i) To eliminate the historical equity of CCH and to adjust for transaction costs totaling approximately $108,000.

6. Pro Forma Adjustments—Statement of Operations

The following pro forma adjustments are included in the unaudited pro forma consolidated and combined statement of operations:

(a) To eliminate revenue and expenses of CCH NY, which was not acquired in the acquisition.

(b) To record changes in net service revenue as a result of changes in accounting policy due to the adoption of ASC 606 on January 1, 2018.

(c) To reflect changes in general and administrative expenses—other as follows:

Amount (in thousands)
Adoption of ASC 606 on January 1, 2018	$(8,066)
Elimination of non-recurring transaction costs related to the acquisition	(936)

Adjustment to general and administrative expenses—other	$(9,002)

AMEDISYS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(d) To record estimated amortization expense associated with the acquired intangible assets.

(e) To reflect changes in interest expense as follows:

Amount (in thousands)
Estimated interest expense associated with additional Amedisys borrowings	$(13,200)
Amortization of deferred financing fees associated with additional Amedisys borrowings	(169)

Adjustment to interest expense	$(13,369)

Estimated interest expense associated with the additional Amedisys, Inc. borrowings was computed using an interest rate of 4.02%, which represents the interest rate in effect at December 31, 2018.

(f) To record changes in income tax expense as follows:

Amount (in thousands)
Adjustment to record the income tax effect of pro forma adjustments based on the Company’s statutory rate of 26%	$4,541
Adjustment to record the income tax expense of CCH excluding NY at the Company’s statutory rate of 26%	(5,853)

Adjustment to income tax expense	$(1,312)

(g) To eliminate the historical noncontrolling interests of CCH.